Exhibit 23.1
                         Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Magna Group of Companies Retirement Savings Plan of our report dated February 28, 2005 with respect to the consolidated financial statements of Magna International Inc. as at December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, incorporated by reference in its Annual Report (Form 40-F) for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

  Toronto, Canada                                         /s/ Ernst & Young LLP
  September 9, 2005                                       Chartered Accountants









                                    E-23.1